Exhibit 99.1

News Release

P.O. Box 110 • Route 5 • South Deerfield • MA • 01373-0110

FOR IMMEDIATE RELEASE

Contact: Bruce L. Hartman

(413) 665-8306, Ext. 4414

The Yankee Candle Company, Inc. Reports

Fiscal 2008 First Quarter Results

South Deerfield, MA – May 08, 2008 – Yankee Holding Corp. and The Yankee Candle Company, Inc. (“Yankee Candle” or the “Company”) today announced financial results for the first quarter ended March 29, 2008. Yankee Holding Corp. is a holding company formed in connection with the Company’s Merger with an affiliate of Madison Dearborn Partners, LLC on February 6, 2007 (the “Merger”), and is now the parent company of The Yankee Candle Company, Inc.

Total revenue for the first quarter was $140.9 million, a 1.5% decrease from the prior year quarter. The decrease in total revenue was primarily driven by decreased sales to existing Domestic Wholesale customers who continue to be cautious regarding their inventory positions and decreased comparable store sales in our Retail business, offset in part by revenue generated in new stores, increased revenue in our European operations and increased revenue attributable to the Consumer Direct business. Comparable store sales in the Company’s Retail Segment, excluding its Consumer Direct business and Illuminations stores, decreased 2% over the prior year quarter. Total Retail comparable sales, including our Consumer Direct business (but excluding sales from its Illuminations stores), were flat in comparison to the prior year quarter.

As a result of the Merger, the Company’s financial results as reported in accordance with United States generally accepted accounting principles (“GAAP”) include significant costs and expenses related to the Merger, including transaction expenses and the impacts of required purchase accounting adjustments. As such, the Company ended the first quarter of 2008 with a net loss of $7.9 million compared with a net loss of $22.6 million in the first quarter of 2007. First quarter 2008 net loss prior to the impact of the Merger expenses and related purchase accounting was a net loss of $5.6 million in the quarter. A reconciliation is provided at the end of this press release.

The Company also presents EBITDA (earnings/loss before interest, income taxes, depreciation and amortization) and Adjusted EBITDA (as defined below) to provide investors with additional information to evaluate the Company’s operating performance and its ability to service its debt. EBITDA for the quarter was $21.5 million compared to ($10.1) million for the prior year. Adjusted EBITDA for the quarter was $24.0 million or 17.0% of sales compared to $29.1 million or 20.4% of sales for the prior year. Reconciliations of first quarter results to EBITDA and Adjusted EBITDA, which are non-GAAP measures, are included at the end of this press release.

Craig Rydin, Chairman and Chief Executive Officer, commented, “The weakening macro-economic environment that we experienced in Q4 2007 continued to negatively impact our business in the first quarter of 2008. Both Retail and Wholesale performed below our internal projections, and similar to other retailers and consumer facing companies, we were adversely impacted by overall mall traffic, a tightening of open to buy inventory dollars within our Wholesale channel, commodity inflationary pressures and reduced consumer spending. We were pleased with the positive growth that we achieved within our European and Consumer Direct businesses during the first quarter.”

First Quarter Highlights:

•

Retail sales were $72.8 million, an increase of $3.5 million above the fiscal 2007 first quarter. Comparable sales in the 403 Yankee Candle retail stores, including the South Deerfield and Williamsburg flagship stores, that have been open for more than one year decreased 2.0%.

•	Wholesale sales were $68.1 million in the first quarter, a decrease of 7.6% below the prior year quarter.

•

During the first quarter ended March 29, 2008, the Company used cash in operating activities of $39.0 million, increasing total debt by $40.0 million and ending the quarter with total debt of approximately $1.2 billion. At March 29, 2008, cash was $3.3 million and excess availability under the revolving credit facility was $78.5 million.

•	During the first quarter of fiscal 2008, the Company initiated a restructuring plan designed to close three underperforming Illuminations stores and relocate the Illuminations corporate headquarters from Petaluma, California to the Company’s South Deerfield, Massachusetts headquarters. In connection with this restructuring plan, a charge of $1.5 million was recorded during the thirteen weeks ended March 29, 2008. Included in the restructuring charge was $0.6 million related to lease termination costs, $0.5 million related to non-cash fixed assets write-offs, and $0.4 million in employee related costs. As of March 29, 2008, the three underperforming stores have been closed and the Illuminations headquarters move to South Deerfield has been completed. The Company anticipates no further accruals related to this restructuring.

Craig Rydin concluded, “The ongoing challenges of the current economic environment resulted in a first quarter performance that was disappointing. We approach the balance of 2008 with an expectation that the overall economy will continue to be challenging. In this environment, we anticipate that consumer spending will be pressured, that mall traffic will be weak, and that our Wholesale customers will continue to be conservative regarding their open to buy dollars and inventory positions. In this environment, we will remain focused on our brand, the competitive advantage of our multi-channel business model, and our vertically integrated Supply Chain. Additionally, we have proactively intensified our focus on cost containment and controllable expenses as we navigate in this difficult sales environment. We have undertaken several initiatives focused on reducing companywide costs. We believe that these initiatives we have undertaken will help position the company to effectively compete for our share of the consumer’s wallet during the balance of 2008.”

Earnings Conference Call:

The Company will host a conference call to be broadcast via the Internet at 11:00 a.m. (EST) this morning to more fully discuss fiscal 2008 first quarter results. This call is being webcast by CCBN and can be accessed at The Yankee Candle Company’s web site at www.yankeecandle.com. Click on the “About Us” link, and then select the “Investor Information” link. Enter your registration information ten minutes prior to the start of the conference. The dial-in number is (866) 713-8395, for International Calls the dial-in number is (617) 597-5309. Participant Pass Code is 50771813.

About Yankee Candle

The Yankee Candle Company, Inc. is the leading designer, manufacturer, wholesaler and retailer of premium scented candles, based on sales, in the giftware industry. Yankee has a 38-year history of offering distinctive products and marketing them as affordable luxuries and consumable gifts. The Company sells its products through a North American wholesale customer network of approximately 16,700 store locations, a growing base of Company owned and operated retail stores (463 located in 43 states as of March 29, 2008), direct mail catalogs and Internet websites (www.yankeecandle.com, www.illuminations.com and www.aromanaturals.com). Outside of North America, the Company sells its products primarily through its subsidiary, Yankee Candle Company (Europe), Ltd., which has an international wholesale customer network of approximately 2,700 store locations and distributors covering approximately 20 countries.

This press release may contain certain information constituting “forward-looking statements” for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to the statements contained herein with respect to management’s current estimates of the Company’s financial and operating results for Fiscal 2008, and any other statements concerning the Company’s or management’s plans, objectives, goals, strategies, expectations, estimates, beliefs or projections, or any other statements concerning future performance or events. Actual results could differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including but not limited to the following: the impact of our Merger with affiliated investment funds of Madison Dearborn Partners, LLC on our financial and operating results; the risk that the substantial indebtedness incurred in connection with the Merger, and the debt agreements entered into in connection therewith, might restrict our ability to operate our business and pursue certain business strategies; the risk that we may not be able to generate sufficient cash flows to meet our debt service obligations; the current economic conditions in the United States as a whole and the continuing weakness in the retail environment; the risk that we will be unable to maintain our historical growth rate; the effects of competition from others in the highly competitive giftware industry; our ability to anticipate and react to industry trends and changes in consumer demand; our dependence upon our senior executive officers; the risk of loss of our manufacturing and distribution facilities; the impact on the price of our notes of seasonal, quarterly and other fluctuations in our business; the risk of any disruption in wax supplies; and other factors described or contained in the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or the Registration Statement on Form S-4 filed on March 30, 2007 (Registration No. 333-141699-05), each on file with the Securities and Exchange Commission. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. While we may elect to update certain forward-looking statements at some point in the future, we specifically disclaim any obligation to do so even if experience or future events may cause the views contained in any forward-looking statements to change.

Yankee Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(in thousands)

(Unaudited)

	Thirteen Weeks Ended March 29, 2008			Successor Period February 6, 2007 To March 31, 2007			Predecessor Period December 31, 2006 To February 5, 2007			Non-GAAP Combined Thirteen Weeks Ended March 31, 2007
Sales:
Retail	$72,839	51.70%		$42,849	47.81%		$26,530	49.70%		$69,379	48.52%
Wholesale	68,060	48.30%		46,768	52.19%		26,852	50.30%		73,620	51.48%

Total sales	140,899	100.00%		89,617	100.00%		53,382	100.00%		142,999	100.00%

Cost of sales	64,537	45.80%		66,109	73.77%		24,553	45.99%		90,662	63.40%

Gross profit	76,362	54.20%		23,508	26.23%		28,829	54.01%		52,337	36.60%

Selling expenses:
Retail	41,138	56.48	% (A)	24,323	56.76	% (A)	14,423	54.36	% (A)	38,746	55.85	% (A)
Wholesale	8,376	12.31	% (B)	5,120	10.95	% (B)	1,778	6.62	% (B)	6,898	9.37	% (B)

Total selling expenses	49,514	35.14%		29,443	32.85%		16,201	30.35%		45,644	31.92%
General & administrative expenses	14,414	10.23%		11,822	13.19%		13,828	25.90%		25,650	17.94%
Restructuring	1,475	1.05%		—	0.00%		—	0.00%		—	0.00%

Total administrative expenses	15,889	11.28%		11,822	13.19%		13,828	25.90%		25,650	17.94%
Income (loss) from operations	10,959	7.78%		(17,757)	-19.81%		(1,200)	-2.25%		(18,957)	-13.26%
Interest income	(12)	-0.01%		(12)	-0.01%		(1)	0.00%		(13)	-0.01%
Interest expense	23,808	16.90%		15,863	17.70%		986	1.85%		16,849	11.78%
Other income	(101)	-0.07%		(10)	-0.01%		(15)	-0.03%		(25)	-0.02%

Loss before benefit from income taxes	(12,736)	-9.04%		(33,598)	-37.49%		(2,170)	-4.07%		(35,768)	-25.01%
Benefit from income taxes	(4,878)	-3.46%		(12,866)	-14.36%		(340)	-0.64%		(13,206)	-9.24%

Net loss	$(7,858)	-5.58%		$(20,732)	-23.13%		$(1,830)	-3.43%		$(22,562)	-15.78%

(A)	Retail selling expenses as a percentage of retail sales.
(B)	Wholesale selling expenses as a percentage of wholesale sales.

Yankee Holding Corp. And Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

	March 29, 2008	December 29, 2007
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,305	$5,627
Accounts receivable, net	45,639	52,126
Inventory	81,700	69,963
Prepaid expenses and other current assets	15,544	9,344
Deferred tax assets	22,185	18,271

Total Current Assets	168,373	155,331
Property, Plant And Equipment, net	150,609	155,911
Marketable Securities	464	259
Deferred Financing Costs	27,618	28,654
Other Assets	1,432,277	1,435,642

Total Assets	$1,779,341	$1,775,797

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$30,051	$21,613
Accrued payroll	13,471	17,394
Accrued income taxes	—	15,755
Other accrued liabilities	41,867	56,406
Short-term debt	6,500	6,500

Total Current Liabilities	91,889	117,668
Deferred Compensation Obligation	659	410
Long-Term Debt	1,163,625	1,123,625
Deferred Rent	10,218	10,230
Deferred Tax Liability	107,450	105,565
Other Long-Term Liabilities	1,907	1,694
Stockholders’ Equity	403,593	416,605

Total Liabilities And Stockholders’ Equity	$1,779,341	$1,775,797

Yankee Holding Corp.

March 29, 2008 Earnings Release

Supplemental Data

	Quarter	Year to Date	Total
YCC Retail Stores	6	6	435
Illuminations Retail Stores	(2)	(2)	28
Total Retail Stores	4	4	463
Wholesale Customer Locations - North America	(75)	(75)	16,645
Wholesale Customer Locations - Europe	26	26	2,713
Square Footage - Gross	5,466	5,466	909,724
Square Footage - Selling	4,107	4,107	706,582
YCC Retail Comp Store Sales Change %	-2%	-2%
YCC Retail Comp Store Count	403	—	403
Total Comp Stores & Consumer Direct Sales Change %	0%	0%
Sales per Square Foot (1)		$569
Store Count		404
Average store square footage, gross (2)		1,648
Average store square footage, selling (2)		1,267
Gross Profit (3)
Retail $	$45,378	$45,378
Retail %	62.3%	62.3%
Wholesale $	$30,984	$30,984
Wholesale %	45.5%	45.5%
Segment Profit (3)
Retail $	$4,240	$4,240
Retail %	5.8%	5.8%
Wholesale $	$22,608	$22,608
Wholesale %	33.2%	33.2%
Depreciation & Amortization (3)	$11,595	$11,595
Inventory per Store, excluding Illuminations		$32,773
Inventory Turns		3.38 (4)
Capital Expenditures (3)	$2,342	$2,342

(1)	Trailing 12 months, stores open for full 12 months, excluding S. Deerfield/Williamsburg Flagships and Illuminations.
(2)	Excludes S. Deerfield and Williamsburg, VA Flagship stores. Includes Illuminations stores.
(3)	Dollars in thousands.
(4)	Based on a 13 month avg. inventory divided by 12 month rolling COGS. Calculation excludes the step-up of inventory related to the merger acquisition.

Reconciliation of EBITDA and Adjusted EBITDA

In addition to the results reported in accordance with GAAP, the Company has provided information regarding “EBITDA” and “Adjusted EBITDA”, both of which are non-GAAP financial measures. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude non-recurring or non-cash items and any other similar charges deemed appropriate by the Company. In the present period, these include Merger related charges, the impact of purchase accounting adjustments and non-cash equity compensation expense. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to cash flow as a measure of liquidity. Following the Merger, we believe the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding our results of operations because such presentation assists in analyzing and benchmarking the performance value of our business. We believe EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management now evaluates our business following the Merger, and because these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. In addition, because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we also use Adjusted EBITDA for business planning purposes, to incent and compensate our management personnel and to measure our performance relative to that of our competitors. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. In evaluating our operating performance these measures should be used in conjunction with GAAP measures.

EBITDA and Adjusted EBITDA are calculated as follows:

	Successor	Combined
	Thirteen weeks ended March 29, 2008	Thirteen weeks ended March 31, 2007
Net income	$(7,858)	$(22,562)

Income taxes	(4,878)	(13,206)
Interest expense, net - excluding amortization of deferred financing fees	22,667	16,134

Amortization of deferred financing fees	1,129	702
Depreciation	7,094	6,621
Amortization	3,376	2,222

EBITDA	21,530	(10,089)
Equity-based compensation (a)	227	949
Merger costs (b)	375	10,415
Purchase accounting (c)	405	27,826
Restructuring	1,475	—

Adjusted EBITDA	$24,012	$29,101

(a)	Non-cash charges related to equity-based compensation, excluding approximately $8.2 million of stock based compensation expense associated with the acceleration of vesting of certain options, restricted shares and performance shares in 2007.
(b)	Represents certain costs incurred in connection with the Merger. Includes approximately $8.2 million of stock based compensation expense associated with the acceleration of vesting of certain options, restricted shares and performance shares and certain other third-party costs (primarily legal) as a result of the Merger in 2007. It includes the quarterly installment of approximately $0.4 million associated with MDP’s annual advisory fee in both years.
(c)	Includes amortization expense associated with the step up in inventory due to the Merger. The total step-up in 2007 was $40.5 million and was amortized over three months from the date of the Merger.

Reconciliation of Net Income Prior to the Impact of Merger expenses and related Purchase Accounting

Successor
Thirteen weeks ended March 29, 2008
Pre-tax income	$(12,736)

Purchase accounting	405
Purchase accounting adjustments –
Depreciation and amortization	2,939
Merger costs	375

Pro-forma pre-tax income	(9,017)
Provision for income taxes	(3,423)

Pro-forma net income	$(5,594)